Exhibit 10.38

EXECUTION COPY

SECURITY AGREEMENT

dated as of

February 19, 2010

among

FREESCALE SEMICONDUCTOR, INC.,

as Issuer

FREESCALE SEMICONDUCTOR HOLDINGS V, INC,

FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD.,

SIGMATEL, LLC

and

CITIBANK, N.A.,

as Notes Collateral Agent

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Indenture	2
SECTION 1.02.	Other Defined Terms	2
SECTION 1.03.	Notes Collateral Agent	6

ARTICLE II

Pledge of Securities

SECTION 2.01.	Pledge	6
SECTION 2.02.	Delivery of the Pledged Collateral	7
SECTION 2.03.	Representations, Warranties and Covenants	8
SECTION 2.04.	Certification of Limited Liability Company and Limited Partnership Interests	9
SECTION 2.05.	Registration in Nominee Name; Denominations	9
SECTION 2.06.	Voting Rights; Dividends and Interest.	9

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.	Security Interest.	11
SECTION 3.02.	Representations and Warranties	14
SECTION 3.03.	Covenants.	15
SECTION 3.04.	Other Actions	17

ARTICLE IV

Remedies

SECTION 4.01.	Remedies upon Default	18
SECTION 4.02.	Application of Proceeds.	20

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01.	Indemnity	21

TABLE OF CONTENTS

(continued)

		Page

SECTION 5.02.	Contribution and Subrogation	21
SECTION 5.03.	Subordination.	21

ARTICLE VI

Miscellaneous

SECTION 6.01.	Notices	22
SECTION 6.02.	Waivers; Amendment.	22
SECTION 6.03.	Notes Collateral Agent’s Fees and Expenses.	23
SECTION 6.04.	Successors and Assigns	23
SECTION 6.05.	Survival of Agreement	23
SECTION 6.06.	Counterparts; Effectiveness; Several Agreement	24
SECTION 6.07.	Severability	24
SECTION 6.08.	Right of Set-Off	24
SECTION 6.09.	Governing Law; Jurisdiction; Consent to Service of Process.	25
SECTION 6.10.	WAIVER OF JURY TRIAL	26
SECTION 6.11.	Headings	26
SECTION 6.12.	Security Interest Absolute	26
SECTION 6.13.	Termination or Release.	26
SECTION 6.14.	Additional Restricted Subsidiaries	28
SECTION 6.15.	Notes Collateral Agent Appointed Attorney-in-Fact	28
SECTION 6.16.	General Authority of the Notes Collateral Agent	29

Schedules

SCHEDULE I	Pledged Equity; Pledged Debt
SCHEDULE II	Commercial Tort Claims

Exhibits

EXHIBIT I	Form of Security Agreement Supplement
EXHIBIT II	Form of Perfection Certificate

-ii-

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE EXERCISE OF ANY RIGHT OR REMEDY BY THE NOTES COLLATERAL AGENT WITH RESPECT TO THE LIENS, SECURITY INTERESTS AND RIGHTS GRANTED PURSUANT TO THIS AGREEMENT OR ANY OTHER NOTES COLLATERAL DOCUMENT SHALL BE AS SET FORTH IN, AND SUBJECT TO THE TERMS AND CONDITIONS OF (AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE NOTES COLLATERAL AGENT HEREUNDER OR THEREUNDER SHALL BE SUBJECT TO THE TERMS AND CONDITIONS OF), THE FIRST LIEN INTERCREDITOR AGREEMENT, DATED AS OF FEBRUARY 19, 2010 (AS AMENDED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG CITIBANK, N.A., AS DIRECTING AGENT; CITIBANK, N.A., AS THE SENIOR CREDIT AGREEMENT COLLATERAL AGENT; CITIBANK, N.A., AS THE SENIOR CREDIT AGREEMENT INCREMENTAL COLLATERAL AGENT; CITIBANK, N.A., AS THE INITIAL ADDITIONAL FIRST LIEN REPRESENTATIVE; AND EACH ADDITIONAL AUTHORIZED REPRESENTATIVE FROM TIME TO TIME PARTY THERETO (IN EACH CASE, AS DEFINED IN THE INTERCREDITOR AGREEMENT), AS CONSENTED TO BY THE GRANTORS HEREUNDER FROM TIME TO TIME. WITH THE EXCEPTION OF SECTIONS 2.01 AND 3.01 HEREOF, IN THE EVENT OF ANY CONFLICT BETWEEN THIS AGREEMENT OR ANY OTHER NOTES COLLATERAL DOCUMENT AND THE INTERCREDITOR AGREEMENT, THE INTERCREDITOR AGREEMENT SHALL CONTROL.

SECURITY AGREEMENT, dated as of February 19, 2010, among FREESCALE SEMICONDUCTOR, INC., a Delaware corporation (the “Issuer”), FREESCALE SEMICONDUCTOR HOLDINGS V, INC., a Delaware corporation (“Holdings V”), FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD., a Bermuda exempted limited liability company (“Holdings IV”), SIGMATEL, LLC, a Delaware limited liability company (“SigmaTel”), the Subsidiaries of FREESCALE SEMICONDUCTOR HOLDINGS III, LTD. (“Holdings III”) from time to time party hereto and CITIBANK, N.A., as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Notes Collateral Agent”).

Reference is made to the Indenture dated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, Holdings V, Holdings IV, Holdings III, Freescale Semiconductor Holdings II, Ltd., Freescale Semiconductor Holdings I, Ltd., SigmaTel and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Issuer has issued $750,000,000 aggregate principal amount of 10 1/8% Senior Secured Notes due 2018 (the “Notes”) to the holders thereof (the “Holders”). The obligations of the initial Holders to purchase the Notes are conditioned upon, among other things, the execution and delivery of this Agreement. Each of the Issuer, Holdings V, Holdings IV and SigmaTel will derive substantial benefits from the execution, delivery and performance of the obligations under the Indenture and the Collateral Documents relating to the Notes and each is, therefore, willing to enter into this Agreement. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Indenture. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Indenture. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Indenture also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Accounts” has the meaning specified in Article 9 of the New York UCC.

“Administrative Agent” has the meaning assigned to such term in the Senior Credit Agreement.

“Agreement” means this Security Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Claiming Party” has the meaning assigned to such term in Section 5.02.

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Collateral Documents” means collectively, the Senior Credit Agreement Collateral Documents, the Additional First Lien Debt Collateral Documents and the Intercreditor Agreement.

“Contributing Party” has the meaning assigned to such term in Section 5.02.

“Equity Interest” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Foreign Acquisition Co.” means a direct Subsidiary of Holdings III or Holdings IV formed after the Issue Date as a holding company for the Transferred Foreign Subsidiaries and other Foreign Subsidiaries of Holdings III that are not Subsidiaries of Holdings V and (i) that provides a Guarantee and (ii) all of whose stock shall be pledged by Holdings III or Holdings IV, as applicable, to secure the Obligations under the Indenture and the Notes, which Foreign Acquisition Co. shall be organized under the laws of Hungary, Luxembourg, The Netherlands, Iceland, Bermuda, Barbados, Mauritius, the British Virgin Islands, Malta, Cyprus or such other jurisdiction requested by Holdings III and reasonably acceptable to the Administrative Agent.

“Foreign Pledge Agreement” means any share pledge agreement that is not governed by the Laws of the United States, any state thereof or the District of Columbia.

“Foreign Reorganization” means the transfer of any Foreign Subsidiary of the Issuer or any transfer of any assets or property of any Foreign Subsidiary of the Issuer to Foreign Acquisition Co. or any Subsidiary thereof; provided that such transferred Foreign Subsidiary and any Person who holds such transferred assets or property (in each case, a “Transferred Foreign Subsidiary”) shall become a Guarantor of the Obligations and Foreign Acquisition Co., shall pledge or cause to be pledged 100% of the Equity Interests of such Transferred Foreign Subsidiary to secure the Obligations.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“General Intangibles” has the meaning specified in Article 9 of the New York UCC and includes corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor, as the case may be, to secure payment by an Account Debtor of any of the Accounts; provided that General Intangibles shall not include any intellectual property and related assets subject to the Intellectual Property Security Agreement (or any intellectual property and related assets otherwise specifically excluded from the definition of “Collateral” (as defined therein)).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means each of Holdings IV (other than for purposes of Article III), Holdings V, the Issuer, SigmaTel and each other Restricted Subsidiary that is a Material Domestic Subsidiary.

“Holders” has the meaning assigned to such term in the preamble.

“Indemnitee” means the Notes Collateral Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Notes Collateral Agent and Affiliates.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement, substantially in the form attached as Exhibit III.

“Intercreditor Agreement” has the meaning assigned to such term in the preamble.

“Material Domestic Subsidiary” means, at any date of determination, each of Holdings III’s Domestic Subsidiaries other than Holdings V and the Issuer (a) whose total assets at the last day of the most recent test period were equal to or greater than 5% of at such date or (b) whose gross revenues for such test period were equal to or greater than 5% of the consolidated gross revenues of Holdings III and the Restricted Subsidiaries for such period, determined in accordance with GAAP.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Loan Party” means any Subsidiary of Holdings III that is not a Loan Party.

“Notes” has the meaning assigned to such term in the preamble.

“Notes Documents” means the Indenture, the Notes and the Collateral Documents relating to the Notes.

“Obligations” has the meaning assigned to such term in the Indenture.

“Other Parent Guarantors” means Freescale Semiconductor Holdings I, Ltd. and Freescale Semiconductor Holdings II, Ltd.

“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the chief financial officer and the chief legal officer of each of Holdings III, Holdings IV Holdings V, SigmaTel and the Issuer.

“Permitted Acquisition” has the meaning specified in Section 7.02(j) of the Senior Credit Agreement.

“Permitted Intercompany Transfer” means any consolidation, merger, winding up, sale, assignment, transfer, lease, conveyance or other disposal of all or substantially all of the assets of any Other Parent Guarantor, Holdings III or Holdings IV with, into or to any other Person that expressly assumes all the obligations of such Other Parent Guarantor, Holdings III or Holdings IV, as applicable, under this Agreement (such Person, a “Successor Person”); provided (i) with respect to any Other Parent Guarantor, the Successor Person is any Other Parent Guarantor, Holdings III, Holdings IV or Holdings V, (ii) with respect to Holdings III, the Successor Person is Holdings IV or Holdings V and (iii) with respect to Holdings IV, the Successor Person is Holdings III, Holdings IV or Holdings V.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Restricted Subsidiary” has the meaning assigned to such term in the Senior Credit Agreement.

“Secured Parties” means, collectively, the Notes Collateral Agent, the Holders and the Trustee to the Indenture.

“Security Agreement Supplement” means an instrument in the form of Exhibit I hereto.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Senior Credit Agreement” means that Credit Agreement dated as of December 1, 2006 (as amended, supplemented or otherwise modified from time to time), among the Issuer, Holdings, IV, Holdings V, Holdings III, each lender from time to time party thereto and the Administrative Agent.

“Swap Contracts” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing

(including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Unrestricted Subsidiary” has the meaning assigned to such term in the Senior Credit Agreement.

SECTION 1.03. Notes Collateral Agent. Pursuant to Section 11.01(a) of the Indenture, Citibank, N.A. hereby accepts the appointment by the Trustee and the Holders as the Notes Collateral Agent.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor hereby assigns and pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (i) all Equity Interests held by it and listed on Schedule I and any other Equity Interests obtained in the future by such Grantor and the certificates representing all such Equity Interests (the “Pledged Equity”); provided that the Pledged Equity shall not include (A) more than 65% of the issued and outstanding voting Equity Interests of any Material Foreign Subsidiary that is a direct or indirect Subsidiary of Holdings V, (B) Equity Interests of any Foreign Subsidiary that is not a Material Foreign Subsidiary, (C) Equity Interests of any Unrestricted Subsidiary, (D) Equity Interests of any Subsidiary of a Foreign Subsidiary that is a direct or indirect Subsidiary of Holdings V, (E) Equity Interests of any Foreign Subsidiary that are pledged pursuant to a Foreign Pledge Agreement, (F) Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness incurred pursuant to Section 7.03(g) of the Senior Credit Agreement if such Equity Interests serve as security for such Indebtedness or if the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (G) Equity Interests of any Person that is not an indirect, wholly owned Subsidiary of Holdings III, (H) (i) if there are outstanding Obligations under the Senior Credit Facilities, Equity Interests of any Subsidiary with respect to which the Administrative Agent has confirmed in writing to the Issuer its determination that the costs of providing a pledge of its Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the secured parties under the Senior Credit Agreement or (ii) if there are no outstanding Obligations under the Senior Credit Facilities, Equity Interests of any Subsidiary with respect to which the board of directors or the senior management of the Issuer has confirmed in writing to the Trustee and the Notes Collateral Agent its reasonable determination that the costs of providing a pledge of its Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties, and (I) pledges prohibited by law or by agreements containing anti-assignment clauses not overridden by applicable law; (ii) other than in the case of Holdings IV (A) the debt securities owned by it and listed opposite the name of such Grantor on Schedule I, (B) any debt securities obtained in the future by such Grantor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); (iii) all other property that may be delivered to and held by the Notes Collateral Agent; (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.02. Delivery of the Pledged Collateral. Subject to the terms of the Intercreditor Agreement:

(a) each Grantor agrees promptly to deliver or cause to be delivered to the Notes Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated) to the extent such Pledged Securities are required to be delivered pursuant to the Intercreditor Agreement.

(b) [reserved.]

(c) upon delivery to the Notes Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Notes Collateral Agent and by such other instruments and documents as the Notes Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Notes Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. Holdings IV (with respect to those representations, warranties and covenants regarding Pledged Equity), Holdings V, SigmaTel and the Issuer jointly and severally represent, warrant and covenant, as to themselves and the other Grantors, to and with the Notes Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule I correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the requirements set forth in the Indenture and the other Collateral Documents relating to the Notes;

(b) the Pledged Equity and Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings III or a subsidiary of Holdings III, to the best of Holdings V’s and the Issuer’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable and (ii) in the case of Pledged Debt (solely with respect to Pledged Debt issued by a Person other than Holdings III or a subsidiary of Holdings III, to the best of Holdings V’s and the Issuer’s knowledge), are legal, valid and binding obligations of the issuers thereof;

(c) except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Senior Credit Agreement and the Notes Documents, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by this Agreement and the other Collateral Documents relating to the Notes and (B) Liens expressly permitted pursuant to Section 4.12 of the Indenture, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by this Agreement and the other Notes Documents and (B) Liens expressly permitted pursuant to Section 4.12 of the Indenture, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Notes Documents, the other First Lien Debt Documents or the Second Lien Facility Documents (as defined in the Senior Credit Agreement) or securities laws generally and except as described in the Perfection Certificate, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Notes Collateral Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to and held by or on behalf of the Notes Collateral Agent in accordance with this Agreement, the Notes Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

(h) the pledge effected hereby is effective to vest in the Notes Collateral Agent, for the benefit of the Secured Parties, the rights of the Notes Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Subject to the terms of the Intercreditor Agreement, each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 2.01 shall be delivered to the Notes Collateral Agent.

SECTION 2.05. Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Notes Collateral Agent shall give the Issuer notice of its intent to exercise such rights, (a) the Notes Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Notes Collateral Agent, and each Grantor will promptly give to the Notes Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor and (b) the Notes Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest.

(a) Unless and until an Event of Default shall have occurred and be continuing and the Notes Collateral Agent shall have notified the Issuer that the rights of the Grantors under this Section 2.06 are being suspended:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Notes Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Notes Collateral Agent or the other Secured Parties under this Agreement, the Indenture or any other Notes Document or the ability of the Secured Parties to exercise the same.

(ii) The Notes Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as each Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Notes Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Notes Collateral Agent and the Secured Parties and shall be forthwith delivered to the Notes Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Notes Collateral Agent).

(b) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Issuer of the suspension of the rights of the Grantors under paragraph (a)(iii) of this Section 2.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Notes Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Notes Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Notes Collateral Agent). Subject to the terms of the Intercreditor Agreement, any and all money and other property paid over to or received by the Notes Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Notes Collateral Agent in an account to be established by the Notes Collateral Agent upon receipt of such money or other property and shall be applied in accordance with Section 4.02. After all Events of Default have been cured or waived, the Notes Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after the Notes Collateral Agent shall have notified the Issuer of the suspension of the rights of the Grantors under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Notes Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Notes Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by Holders of more than 50% in principal amount of the total outstanding Notes, the Notes Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) of this Section 2.06.

(d) Any notice given by the Notes Collateral Agent to the Issuer suspending the rights of the Grantors under paragraph (a) of this Section 2.06 (i) shall be given in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) of this Section 2.06 in part without suspending all such rights (as specified by the Notes Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Notes Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest.

(a) As security for the payment or performance, as the case may be, in full of the Obligations, including the Guarantees, each Grantor hereby assigns and pledges to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Property;

(ii) all Accounts;

(iii) all Chattel Paper;

(iv) all Commercial Tort Claims listed on Schedule II hereto;

(v) all Deposit Accounts;

(vi) all Documents;

(vii) all Equipment;

(viii) all General Intangibles;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all supporting obligations, collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (A) any letter-of-credit rights, (B) any Securitization Assets, (C) motor vehicles and other assets subject to certificates of title, (D) any Equity Interests in any Unrestricted Subsidiary or any Equity Interests of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Indebtedness incurred pursuant to Section 7.03(g) of the Senior Credit Agreement if such Equity Interests serve as security for such Indebtedness or if the terms of such Indebtedness prohibit the creation of any other lien on such Equity Interests, (E) more than 65% of the issued and outstanding voting Equity Interests of any Material Foreign Subsidiary that is a direct or indirect subsidiary of Holdings, (F) Equity Interests of any Foreign Subsidiary that is not a Material Foreign Subsidiary, (G) Equity Interests of any Subsidiary of a Foreign Subsidiary that is a direct or indirect Subsidiary of Holdings, (H) Equity Interests of any Foreign Subsidiary that are pledged pursuant to a Foreign Pledge Agreement, (I) Equity Interests of any Person that is not an indirect, wholly owned Subsidiary of Holdings III, (J) (i) if there are outstanding Obligations under the Senior Credit Facilities, any asset with respect to which the Administrative Agent has confirmed in writing to the Issuer its determination that the costs of providing a security interest in such asset or perfection thereof is excessive in view of the benefits to be obtained by the secured parties under the Senior Credit Agreement or (ii) if there are no outstanding Obligations under the Senior Credit Facilities, any asset with respect to which the board of directors or the senior management of the Issuer has confirmed in writing to the Trustee and the Notes Collateral Agent its reasonable determination that the costs of providing a security interest in such asset or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties, (K) security interests prohibited by law or by agreements containing anti-assignment clauses not overridden by the UCC or other applicable law or (L) any General Intangible, Investment Property or other rights of a Grantor arising under any contract, lease, instrument, license or other document or any assets subject thereto if (but only to the extent that) the grant of a security interest therein would (x) constitute a violation of a valid and enforceable restriction in respect of such General Intangible, Investment Property or other such rights in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein shall not include negative pledges or similar undertakings in favor of a lender or other financial counterparty) or (y) expressly give any other party in respect of any such contract, lease, instrument, license or other document, the right to terminate its obligations thereunder, provided, however, that the limitation set forth in clause (L) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the Uniform Commercial Code. Each Grantor shall, if requested to do so by the Trustee, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Trustee reasonably determines to be material.

(b) Each Grantor hereby irrevocably authorizes the Notes Collateral Agent for the benefit of the Secured Parties at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Notes Collateral Agent promptly upon request.

(c) The Security Interest is granted as security only and shall not subject the Notes Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(d) Notwithstanding anything to the contrary in this Agreement or the Indenture, none of the Grantors shall be required to enter into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account.

SECTION 3.02. Representations and Warranties. Holdings V, the Issuer and SigmaTel jointly and severally represent and warrant, as to themselves and the other Grantors, to the Notes Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Notes Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Closing Date. The UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Notes Collateral Agent based upon the information provided to the Notes Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Issuer to the Notes Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by the Indenture), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the Notes Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations and (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code in the relevant jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than (i) any nonconsenual Lien that is expressly permitted pursuant to Section 4.12 of the Indenture and has priority as a matter of law and (ii) Liens expressly permitted pursuant to Section 4.12 of the Indenture.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Liens, except for Liens expressly permitted pursuant to Section 4.12 of the Indenture.

None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the New York UCC or any other applicable laws covering any Article 9 Collateral or (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 4.12 of the Indenture.

SECTION 3.03. Covenants.

(a) The Issuer agrees promptly to notify the Notes Collateral Agent in writing of any change (i) in legal name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, or (iii) in the jurisdiction of organization of any Grantor.

(b) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Notes Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 4.12 of the Indenture.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 4.03 of the Indenture, the Issuer shall deliver to the Notes Collateral Agent a certificate executed by the chief financial officer and the chief legal officer of the Issuer setting forth the information required pursuant to Sections 1(a), 1(c), 1(d), 2(b) and 12 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this Section 3.03(c) and certifying that all UCC financing statements and other appropriate filings, recordings or registrations have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the Security Interests and Liens under this Agreement and the Intellectual Property Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

(d) The Issuer and the Grantors shall, at their sole expense, do all acts which may be reasonably necessary, if requested by the Notes Collateral Agent, to confirm that the Notes Collateral Agent holds, for the benefit of the Holders, duly created, enforceable and perfected First Liens in the Collateral (subject to Permitted Liens) to the extent required by the Indenture and the Collateral Documents relating to the Notes. The Issuer agrees, on its own behalf and on behalf of each other Grantor, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Notes Collateral Agent may from time to time reasonably request to better assure, preserve, protect, perfect, transfer and confirm the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. Subject to the terms of the Intercreditor Agreement, if any amount payable under or in connection with any of the Article 9 Collateral that is in excess of $10,000,000 shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Notes Collateral Agent, for the benefit of the Secured Parties, duly endorsed in a manner reasonably satisfactory to the Notes Collateral Agent.

(e) Subject to the terms of the Intercreditor Agreement, at its option, the Notes Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 4.12 of the Indenture, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indenture or this Agreement and within a reasonable period of time after the Notes Collateral Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Notes Collateral Agent within 10 days after demand for any payment made or any reasonable expense incurred by the Notes Collateral Agent pursuant to the foregoing authorization. Nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Notes Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, or in the other Notes Documents.

(f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person, the value of which is in excess of $10,000,000, to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Notes Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(g) Each Grantor (rather than the Notes Collateral Agent or any Secured Party) shall remain liable (as between itself and any relevant counterparty) to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Notes Collateral Agent and the Secured Parties from and against any and all liability for such performance.

(h) If any Grantor shall at any time hold or acquire a Commercial Tort Claim with a value in excess of $10,000,000, such Grantor shall promptly notify the Notes Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Notes Collateral Agent a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement pursuant to a document in form and substance reasonably satisfactory to the Notes Collateral Agent.

SECTION 3.04. Other Actions. Subject to the terms of the Intercreditor Agreement, in order to further insure the attachment, perfection and priority of, and the ability of the Notes Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral and evidencing an amount in excess of $10,000,000, such Grantor shall forthwith endorse, assign and deliver the same to the Notes Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Notes Collateral Agent may from time to time reasonably request.

(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Notes Collateral Agent for the benefit of the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Notes Collateral Agent may from time to time reasonably request. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, upon the Notes Collateral Agent’s request and following the occurrence of an Event of Default such Grantor shall promptly notify the Notes Collateral Agent thereof and, at the Notes Collateral Agent’s reasonable request, pursuant to an agreement in form and substance reasonably satisfactory to the Notes Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Notes Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Notes Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property are held by any Grantor or its nominee through a securities intermediary or commodity intermediary, upon the Notes Collateral Agent’s request and following the occurrence of an Event of Default, such Grantor shall immediately notify the Notes Collateral Agent thereof and at the Notes Collateral Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Notes Collateral Agent shall either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Notes Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Notes Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for the Notes Collateral Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Notes Collateral

Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Notes Collateral Agent agrees with each of the Grantors that the Notes Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Notes Collateral Agent is the securities intermediary.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, it is agreed that the Notes Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (i) require each Grantor to, and each Grantor agrees that it will at its expense and upon request of the Notes Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Notes Collateral Agent and make it available to the Notes Collateral Agent at a place and time to be designated by the Notes Collateral Agent that is reasonably convenient to both parties; (ii) occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; provided that the Notes Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such occupancy; (iii) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Notes Collateral Agent shall provide the applicable Grantor with notice thereof prior to or promptly after such exercise; and (iv) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Notes Collateral Agent shall deem appropriate. The Notes Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Notes Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Notes Collateral Agent shall give the applicable Grantors 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of

Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Notes Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Notes Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Notes Collateral Agent may (in its sole and absolute discretion) determine. The Notes Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Notes Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Notes Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Notes Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Notes Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Notes Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Notes Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

Each Grantor irrevocably makes, constitutes and appoints the Notes Collateral Agent (and all officers, employees or agents designated by the Notes Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default and after notice to the Issuer of its intent to exercise such rights, for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required by the Collateral Documents or paying any premium in whole or in part relating thereto. All sums disbursed by the Notes Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Notes Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.02. Application of Proceeds.

(a) Subject to the terms of the Intercreditor Agreement, the Notes Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

First, to pay Obligations in respect of incurred and unpaid fees and expenses of the Notes Collateral Agent and the Trustee under the Notes Documents;

Second, towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties.

Third, towards payment of any remaining Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Last, any balance remaining after the Obligations shall have been paid in full shall be paid over to the Issuer or to whomsoever may be lawfully entitled to receive the same.

The Notes Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Notes Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Notes Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Notes Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(b) In making the determinations and allocations required by this Section 4.02, the Notes Collateral Agent may conclusively rely upon information supplied by the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Obligations, and the Notes Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Notes Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Notes Collateral Agent shall have no duty to inquire as to the application by the Trustee of any amounts distributed to it.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 5.03), the Issuer agrees that, in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Collateral Document relating to the Notes to satisfy in whole or in part an Obligation owed to any Secured Party, the Issuer shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation. Each Grantor (a “Contributing Party”) agrees (subject to Section 5.03) that, in the event assets of any other Grantor shall be sold pursuant to any Collateral Document relating to the Notes to satisfy any Obligation owed to any Secured Party, and such other Grantor (the “Claiming Party”) shall not have been fully indemnified by the Issuer as provided in Section 5.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the greater of the book value or the fair market value of such assets, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Grantor becoming a party hereto pursuant to Section 6.14, the date of the Security Agreement Supplement hereto executed and delivered by such Grantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 5.03. Subordination.

(a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Issuer or any Grantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of the obligations of such Grantor hereunder.

(b) Each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Notes Collateral Agent all Indebtedness owed by it to any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder, other than with respect to the Notes Collateral Agent, shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.01 of the Indenture. All communications and notices hereunder to any Grantor shall be given to it in care of the Issuer as provided in Section 13.01 of the Indenture. All communications and notices hereunder to the Notes Collateral Agent is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the Notes Collateral Agent’s address:

Citibank, N.A.

390 Greenwich Street

New York, NY 10013

Facsimile: 646-291-1629

Telephone: 212-723-6614

Email: cornelius.p.mahon@citigroup.com

Additional Email: oploanswebadmin@citigroup.com

Attention: Neil Mahon

SECTION 6.02. Waivers; Amendment.

(a) No failure or delay by the Notes Collateral Agent or any Secured Party in exercising any right or power hereunder or under any other Notes Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Notes Collateral Agent and the Secured Parties hereunder and under the other Notes Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of any Additional First Lien Debt shall not be construed as a waiver of any Default, regardless of whether the Notes Collateral Agent or any Secured Party may have had notice or knowledge of such Default at the time. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

(b) Subject to the terms of the Intercreditor Agreement and except as otherwise provided in the Indenture, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Notes Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Indenture.

SECTION 6.03. Notes Collateral Agent’s Fees and Expenses.

(a) The parties hereto agree that the Notes Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder. Without limitation of its indemnification obligations under the other Notes Documents, the Issuer agrees to indemnify the Notes Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.

(b) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents relating to the Notes. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Notes Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Notes Document, or any investigation made by or on behalf of the Notes Collateral Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within 10 days of written demand therefor.

SECTION 6.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Notes Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 6.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in the Notes Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Notes Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Notes Documents and the issuance of any Additional First Lien Debt, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Notes Collateral Agent or any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any securities are issued under the Indenture, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note is outstanding and unpaid.

SECTION 6.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Notes Collateral Agent and a counterpart hereof shall have been executed on behalf of the Notes Collateral Agent, and thereafter shall be binding upon such Grantor and the Notes Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Notes Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6.08. Right of Set-Off. Subject to the terms of the Intercreditor Agreement, in addition to any rights and remedies of the Secured Parties provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party and its Affiliates is authorized at any time and from time to time, without prior notice to the Issuer or any other Grantor, any such notice being waived by the Issuer (on its own behalf and on behalf of each Grantor and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Secured Party and its Affiliates, as the case may be, to or for the credit or the account of the respective Grantors and their

Subsidiaries against any and all Obligations owing to such Secured Party and its Affiliates hereunder or under any other Notes Document, now or hereafter existing, irrespective of whether or not such Secured Party or Affiliate shall have made demand under this Agreement or any other Notes Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Secured Party agrees promptly to notify the Issuer and the Trustee after any such set off and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Trustee and each Secured Party under this Section 6.08 are in addition to other rights and remedies (including other rights of setoff) that the Trustee and such Secured Party may have.

SECTION 6.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the Grantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Notes Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Notes Document shall affect any right that the Notes Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Notes Document against any Grantor or its properties in the courts of any jurisdiction.

(c) Each of the Grantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Notes Document in any court referred to in paragraph (b) of this Section 6.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Notes Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 6.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER NOTES DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

SECTION 6.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.12. Security Interest Absolute. All rights of the Notes Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Notes Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Notes Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 6.13. Termination or Release.

(a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate with respect to all Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) when all the outstanding Obligations have been indefeasibly paid in full.

(b) A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the

Indenture as a result of which such Grantor ceases to be a Subsidiary or is designated as an Unrestricted Subsidiary of Holdings III; provided that Holders of more than 50% in principal amount of the total outstanding Notes shall have consented to such transaction (to the extent required by the Indenture) and the terms of such consent did not provide otherwise.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Indenture, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 11.02 of the Indenture, the security interest of such Grantor in such Collateral shall be automatically released.

(d) A Grantor (other than Holdings V and the Issuer) shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released if such Grantor ceases to be a Material Domestic Subsidiary.

(e) If the security interest on any Collateral is released pursuant to Section 2.04 of the Intercreditor Agreement and such release results in the release of the security interest on such Collateral under this Agreement or any Collateral Document relating to the Notes, the security interest on such Collateral granted hereunder or under any such Collateral Document relating to the Notes shall be automatically released.

(f) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (e) of this Section 6.13, the Notes Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Notes Collateral Agent.

(g) In the event that any of the Collateral shall be transferred by any Grantor in connection with the Foreign Reorganization, the security interest granted hereunder on such Collateral shall automatically be discharged and released and all rights to such Collateral shall revert to the applicable Grantor without any further action by the Notes Collateral Agent or any other Person. Without prejudice to the foregoing, upon the request of the applicable Grantor, the Notes Collateral Agent, at the expense of such Grantor, shall promptly execute and deliver to such Grantor, all releases, termination statements, stock certificates, any certificated securities or any other documents necessary or desirable for the release of the security interest on such Collateral.

(h) Notwithstanding anything to the contrary set forth herein or in any other Notes Document, so long as no Default or Event of Default shall have occurred and be continuing, in the event that the Foreign Reorganization is not consummated and to the extent that any Permitted Intercompany Transfer has occurred (or will occur concurrently with such release described in the Indenture), any security interests granted hereunder by Holdings IV on any Collateral shall automatically be discharged and released without any further action by the Notes Collateral Agent or any other Person.

Subject to the terms of the Intercreditor Agreement, in connection with the foregoing, upon the request of the Issuer, the Notes Collateral Agent, at the expense of Issuer, shall promptly execute and deliver to Holdings IV, Holdings V or SigmaTel, as applicable, all releases, termination statements, stock certificates, any certificated securities or any other documents necessary or desirable for the release of the security interest on such Collateral.

SECTION 6.14. Additional Restricted Subsidiaries. Pursuant to Section 11.05 of the Indenture, certain Restricted Subsidiaries of Holdings III that were not in existence or not Secured Guarantors on the date of the Indenture are required to enter in this Agreement as Grantors upon becoming Secured Guarantors. Upon execution and delivery by the Notes Collateral Agent and a Restricted Subsidiary of a Security Agreement Supplement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 6.15. Notes Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Notes Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Notes Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable (until termination of the Indenture) and coupled with an interest. Without limiting the generality of the foregoing, the Notes Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default and notice by the Notes Collateral Agent to the Issuer of its intent to exercise such rights, with full power of substitution either in the Notes Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Notes Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Notes Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Notes Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Notes Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Notes Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

SECTION 6.16. General Authority of the Notes Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents relating to the Notes, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Notes Collateral Agent as its agent hereunder and under such other Collateral Documents relating to the Notes, (b) to confirm that the Notes Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Collateral Documents relating to the Notes against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Collateral Document relating to the Notes against any Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document relating to the Notes and (d) to agree to be bound by the terms of this Agreement and any other Collateral Documents relating to the Notes.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Vice President and Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS V, INC., as Holdings V,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD., as Holdings IV,

By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Treasurer

SIGMATEL, LLC, as Foreign Holdings,

By:	Freescale Semiconductor, Inc. as Sole Member
By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Vice President and Treasurer of the Sole Member

[Security Agreement]

CITIBANK, N.A., as Notes Collateral Agent

By:	/s/ Timothy P. Dilworth
	Name:	Timothy P. Dilworth
	Title:	Vice President

[Security Agreement]

SCHEDULE I TO

THE SECURITY AGREEMENT

Pledged Equity

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests
Freescale Semiconductor Holdings V, Inc.	3	Freescale Semiconductor Holdings IV, Ltd.	491,282.86 shares of Common Stock, $0.01 par value per share	100%
Freescale Semiconductor, Inc.	1	Freescale Semiconductor Holdings V, Inc. (f/k/a Freescale Acquisition Holdings Corp.)	1,000 shares of Common Stock, $0.01 par value per share	100%
SigmaTel, LLC	Uncertificated	Freescale Semiconductor, Inc.	All limited liability company interests	100%

Pledged Debt

Lender	Borrower	Amount Outstanding	Facility Start	Facility End	Facility Amount
Freescale Semiconductor, Inc.	Freescale Semiconductor Malaysia Sdn. Bhd	$0	11/13/2006	1/16/2016	$150,000,000
Freescale Semiconductor, Inc.	Freescale Semiconductor Mexico S de R.L. de CV	$2,915,000	04/06/2006	04/05/2016	$5,000,000
Freescale Semiconductor, Inc.	intoto, LLC	$5,193,800.71	10/08/2008	04/13/2010	$5,193,800.71

Schedule I-1

SCHEDULE 1 TO

THE SECURITY AGREEMENT

Freescale Semiconductor, Inc.	Freescale Semiconductor Holding Limited	$201,617,045.29	12/15/2009	12/14/2010	$201,617,045.29

Auction Rate Certificates owned by SigmaTel, LLC

Par Value	Issuer/Security Description	Maturity/Reset Effective Date	Original Purchase Settle Date
2,000,000	Illinois Student Assist Comm 03/01/45	02/02/10	—
2,550,000	Kentucky Higher Ed Student Loan 06/01/34	02/02/10	12/11/07
2,500,000	College Loan Corp 01/25/47	02/05/10	02/08/08
2,500,000	Utah State Brd Of Rgts 05/01/46	02/05/10	02/08/08
2,000,000	Connecticut Student Loan Fndtn 06/01/34	02/09/10	03/13/07
950,000	New Hampshire Higher Ed Loan 12/01/33	02/09/10	—
2,000,000	Kentucky Higher Ed Student Loan 06/01/36	02/11/10	—
1,450,000	Pennsylvania Higher Ed Assist 04/25/44	02/11/10	08/03/07
2,000,000	Missouri Higher Ed Loan Auth 07/01/32	02/17/10	—
2,500,000	Illinois Student Assist Comm 03/01/43	02/18/10	01/24/08
1,700,000	Pennsylvania Higher Ed Assist 06/01/46	02/22/10	—
2,000,000	Connecticut Student Loan Fndtn 06/01/34	02/23/10	—
2,050,000	Kentucky Higher Ed Student Loan 05/01/30	02/23/10	—
2,500,000	New Hampshire Higher Ed Loan 12/01/32	02/23/10	12/04/07
2,300,000	Missouri Higher Ed Loan Auth 07/01/32	02/25/10	04/26/07
2,000,000	Kentucky Higher Ed Student Loan 06/01/35	02/26/10	—

Schedule I-2

SCHEDULE II TO

THE SECURITY AGREEMENT

COMMERCIAL TORT CLAIMS

None.

Schedule II-1

EXHIBIT I TO THE

SECURITY AGREEMENT

SUPPLEMENT NO.              dated as of [            ], to the Security Agreement dated as of February 19, 2010, among FREESCALE SEMICONDUCTOR, INC., a Delaware corporation (the “Issuer”), FREESCALE SEMICONDUCTOR HOLDINGS V, INC., a Delaware corporation (“Holdings V”), FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD .(“Holdings IV”), a Bermuda exempted limited liability company, SIGMATEL, LLC, a Delaware limited liability company (“SigmaTel”), the subsidiaries of Freescale Semiconductor Holdings, III, Ltd. (“Holdings III”) from time to time party thereto and CITIBANK, N.A., as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Notes Collateral Agent”).

A. Reference is made to the Indenture dated as of February 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, Holdings V, Holdings IV, Holdings III, Freescale Semiconductor Holdings II, Ltd., Freescale Semiconductor Holdings I, Ltd., SigmaTel and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Security Agreement referred to therein.

C. The Grantors have entered into the Security Agreement in order to induce the Holders to purchase the Notes and the Trustee to enter into the Indenture. Section 6.14 of the Security Agreement provides that additional Restricted Subsidiaries of Holdings III may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of Indenture to become a Grantor under the Security Agreement.

Accordingly, the Notes Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby create and grant to the Notes Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined

Exhibit I-1

in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Notes Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Notes Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Notes Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Notes Collateral Agent for its reasonable out-of-pocket expenses in connection with this

Exhibit I-2

Supplement, including the reasonable fees, other charges and disbursements of counsel for the Notes Collateral Agent.

Exhibit I-3

IN WITNESS WHEREOF, the New Subsidiary and the Notes Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Jurisdiction of Formation: Address Of Chief Executive Office:

CITIBANK, N.A., as Notes Collateral Agent

By:
Name:
Title:

Exhibit I-4

SCHEDULE I

TO SUPPLEMENT NO      TO THE

SECURITY AGREEMENT

LOCATION OF COLLATERAL

Description	Location

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interests	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule I-1

Exhibit II to the

Security Agreement

FORM OF

PERFECTION CERTIFICATE

Exhibit II-1

PERFECTION CERTIFICATE

February 19, 2010

Reference is made to the Indenture (as amended, supplemented or otherwise modified from time to time, the “Indenture”) dated as of February 19, 2010, among Freescale Semiconductor, Inc., as issuer (“Freescale”), SigmaTel, LLC (“SigmaTel”), Freescale Semiconductor Holdings V, Inc. (“Holdings”), Freescale Semiconductor Holdings IV, Ltd., (“Foreign Holdings”), Freescale Semiconductor Holdings III, Ltd. (“Parent” and, together with Freescale, SigmaTel, Holdings and Foreign Holdings, the “Grantors”), Freescale Semiconductor Holdings II, Ltd. and Freescale Semiconductor Holdings I, Ltd., as guarantors, and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein have the meanings set forth in either the Indenture or the Security Agreement referred to therein, as applicable.

The undersigned Responsible Officers of each of the Grantors hereby certify to the Notes Collateral Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate of incorporation or certificate of formation, as applicable, is as follows:

Exact Legal Name of Each Grantor

(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

Grantor	Other Legal Name in Past 5 Years	Date of Name Change

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization:

Grantor	Organizational Identification Number

Sched

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Chief Executive Office	County	State

(b) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:

Grantor	Jurisdiction

(c) Set forth below is a list of all domestic real property owned by each Grantor, the name of the Grantor that owns said property and the book value apportioned to each site:

Owner	Address	Net Book Value at 12/31/2009

(d) Set forth below opposite the name of each Grantor are the names and locations of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:

3. Unusual Transactions. All Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Indenture.

5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is located.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

2

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests held by, directly or indirectly, any Grantor and the record and beneficial owners of such stock, partnership interests, membership interests or other Equity Interests. Also set forth on Schedule 7 is each equity investment held by, directly or indirectly, any Grantor that represents 50% or less of the Equity Interests of the entity in which such investment was made.

8. Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes and other evidence of indebtedness held by any Grantor that are required to be pledged under the Security Agreement, including all intercompany notes held by any Grantor.

9. Assignment of Claims Act. Attached hereto as Schedule 9 is a true and correct list of all written contracts between the Borrower or any Material Domestic Subsidiary and the United States government or any department or agency thereof that have a remaining value of at least $5,000,000, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date and end date, agency with which the contract was entered into, and a description of the contract type.

10. Advances. Attached hereto as Schedule 10 is (a) a true and correct list of all advances made by any Grantor to any Subsidiary of Parent who is not a Grantor (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Notes Collateral Agent under the Security Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by any Grantor to any Subsidiary of Parent who is not a Grantor.

11. Mortgage Filings. Attached hereto as Schedule 11 is a schedule setting forth, with respect to each Material Real Property, (a) the exact name of the person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a mortgage with respect to such Material Real Property must be filed or recorded in order for the Notes Collateral Agent to obtain a perfected security interest therein.

12. Intellectual Property. Attached hereto as Schedule 12A in proper form for filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor’s Patents and Trademarks, including the name of the registered owner and the registration number of each Patent and Trademark owned by any Grantor. Attached hereto as Schedule 12B in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor’s Copyrights, including the name of the registered owner and the registration number of each Copyright owned by any Grantor.

13. Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of commercial tort claims in excess of $5,000,000 held by any Grantor, including a brief description thereof.

3

IN WITNESS WHEREOF, the undersigned have duly executed this certificate on the date first written above.

FREESCALE SEMICONDUCTOR, INC.

By:
Name:
Title:

FREESCALE SEMICONDUCTOR HOLDINGS V, INC.

By:
Name:
Title:

FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD.

By:
Name:
Title:

FREESCALE SEMICONDUCTOR HOLDINGS III, LTD.

By:
Name:
Title:

SIGMATEL, LLC

By:	Freescale Semiconductor, Inc., as Sole Member

By:
Name:
Title:

[Perfection Certificate]

SCHEDULE 1

Changes in Identity or Corporate Structure Within Past Five Years

Grantor	Description of Change	Effective Date of Change

Sched. 1-1

SCHEDULE 5

UCC Financing Statements

Sched. 5-1

SCHEDULE 6

UCC Filings and Filing Offices

Grantor	Description of Filing	Filing Office

Sched. 6-1

SCHEDULE 7

Stock Ownership and Other Equity Interests

Country	Issuer (Entity Name)	Owner (% Ownership)

Entities in which Freescale owns less than 50% of the equity:

Sched. 7-1

SCHEDULE 8

Debt Instruments

Issuer	Principal Amount	Date of Note	Maturity Date

Sched. 8-1

SCHEDULE 9

Government Contracts

Sched. 9-1

SCHEDULE 10

Advances

(a) Advances made by any Grantor to any Subsidiary of Parent who is not a Grantor

Lender	Borrower	Amount Outstanding	Facility Start	Facility End	Facility Amount

(b)	Unpaid intercompany transfers of goods:

Sched. 10-1

SCHEDULE 11

Mortgage Filings

Record Owner	Property	Filing Office

Sched. 11-1

SCHEDULE 12A

Patents, Patent Licenses, Trademarks and Trademark Licenses

Sched. 12A-1

SCHEDULE 12B

Copyrights and Copyright Licenses

Sched. 12B-1

SCHEDULE 13

Commercial Tort Claims

Sched. 13-1